                                  EXHIBIT 99.2

                                JUMBOSPORTS INC.

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                          Year Ended January 31, 1997




                                                Additional
                                   Beginning  Charge to Cost                  Ending
                                    Balance    and Expense    Deductions (1)  Balance
                                   ---------  --------------  --------------  -------
Year ended January 31, 1997
  Allowance for doubtful accounts      --         $  273          --           $ 273


     (1) Write-offs and recoveries



                                      E-22